Exhibit 10.1

GUARANTEE AGREEMENT

This GUARANTEE AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of August 6, 2021, by Caesars Entertainment, Inc. (the “Guarantor”) in favor of U.S. Bank National Association, as Collateral Agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the benefit of the Secured Parties.

W I T N E S S E T H :

WHEREAS Caesars Resort Collection, LLC (the “Initial Borrower”), each other Borrower party thereto from time to time, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders, the Collateral Agent and the other parties thereto have entered into a Credit Agreement, dated as of December 22, 2017 (as amended by that certain First Amendment to Credit Agreement, dated as of June 15, 2020, that certain Incremental Assumption Agreement No. 1, dated as of July 20, 2020 and as further amended, restated, amended and restated, replaced, substituted, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrowers and the issuance of and participation in Letters of Credit;

WHEREAS, the Initial Borrower is a wholly-owned subsidiary of the Guarantor and the Guarantor will obtain benefits from the Initial Borrower’s incurrence of Loans and the issuance of and participation in Letters of Credit under the Credit Agreement and from the provision of financial accommodations to the Initial Borrower and its Subsidiaries under Secured Cash Management Agreements and Secured Swap Agreements, and accordingly desires to execute this Guaranty.

1.	DEFINITIONS.

Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein. As used in this Guaranty, the following terms have the meanings specified below:

“Borrower” means the Initial Borrower and each other entity that becomes a “Borrower” under the Credit Agreement from and after the time such other entity becomes a “Borrower” under the Credit Agreement (collectively, the “Borrowers”).

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph.

“Credit Agreement” has the meaning assigned to such term in the recitals.

“Fraudulent Transfer Laws” has the meaning assigned to such term in Section 2(g).

“Guaranty” has the meaning assigned to such term in the introductory paragraph.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2(a).

“Guarantor” has the meaning assigned to such term in the introductory paragraph.

“Initial Borrower” has the meaning assigned to such term in the recitals.

2.	THE GUARANTY.

(a) Guarantee of Guaranteed Obligations. The Guarantor unconditionally guarantees to the Collateral Agent, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations for the ratable benefit of the Secured Parties (the “Guaranteed Obligations”). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. To the extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to the Borrowers or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b) Guarantee of Payment. The Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and, to the extent permitted by applicable law, waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrowers or any other person.

(c) No Limitations. Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 5(i), the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than defense of payment in full in cash or immediately available funds of the Guaranteed Obligations). Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by: (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document, Secured Swap Agreement, Secured Cash Management Agreement or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document, Secured Swap Agreement, Secured Cash Management Agreement or any other agreement, including with respect to any other Guarantor under this Guaranty (other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations); (iii) the release of, or the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Collateral Agent or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (v) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations); (vi) any illegality, lack of validity or unenforceability of any Guaranteed Obligation; (vii) any change in the corporate existence, structure or ownership of a Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting a Borrower or its assets or any resulting release or discharge of any Guaranteed Obligation (other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations); (viii) the existence of any claim, set-off or other rights that the Guarantor may have at any time against a Borrower, the Collateral Agent, any other Secured Party or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; and (ix) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent or any other

Secured Party that might otherwise constitute a defense to, or a legal or equitable discharge of, any Borrower or the Guarantor or any other guarantor or surety (other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations). To the fullest extent permitted by applicable law, (i) the Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of the Guarantor hereunder, (ii) the Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations, (iii) the Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Borrower or any Loan Party or exercise any other right or remedy available to them against any Borrower or any Loan Party, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash or immediately available funds, and (iv) the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against any Loan Party, as the case may be, or any security.

(d) Reinstatement. The Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of any Borrower, any other Loan Party or otherwise.

(e) Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of any Borrower or any Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Party in cash the amount of such unpaid Guaranteed Obligation. Upon payment by the Guarantor of any sums to the Collateral Agent as provided above, all rights of the Guarantor against any Borrower or any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall be fully subordinated to the payment in full in cash or immediately available funds of the Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities to the extent no claim therefor has been made); provided that if any amount shall be paid to the Guarantor on account of such right of subrogation, contribution, reimbursement, indemnity or otherwise prior to the Termination Date and an Event of Default shall be continuing, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 7.03 of the Credit Agreement.

(f) Information. The Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

(g) Maximum Liability. The Guarantor, and by its acceptance of this Guaranty, the Collateral Agent for itself and on behalf of each Secured Party hereby confirms that it is the intention of all such persons that this Guaranty and the obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law (collectively, “Fraudulent Transfer Laws”) to the extent applicable to this Guaranty and the obligations of the Guarantor hereunder. To effectuate the foregoing intention, the Collateral Agent, for itself and on behalf of each Secured Party, and the Guarantor hereby irrevocably agrees that its obligations under this Guaranty at any time shall be limited to the maximum amount as will, after giving effect to any rights to subrogation pursuant to any agreement or arising under applicable law providing for an equitable subrogation among the Guarantor and the Borrower and the other Loan Parties result in its obligations not constituting a fraudulent transfer or conveyance.

(h) Nature of Guaranty. Notwithstanding anything to the contrary in this Guaranty or any other Loan Document, the Guarantor’s duties, responsibilities, liabilities and obligations under the Loan Documents shall be limited to those expressly set forth in this Guaranty. Without limiting the foregoing, the Guarantor (i) shall not be deemed to make any representation or warranty set forth in any Loan Document (except for those expressly set forth in Section 2(i) of this Guaranty), (ii) shall not be subject to any affirmative covenant, negative covenant, financial covenant or other undertaking set forth in any Loan Document (except for those expressly set forth in this Guaranty) and (iii) shall not be deemed to have become a “Borrower”, “Subsidiary Loan Party” or “Loan Party” for any purpose under the Loan Documents by virtue of its execution and delivery of this Guaranty.

(i) Representations and Warranties. The Guarantor represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that, as of the date hereof:

(i) Guarantor is a corporation duly organized, validly existing and in good standing under the law of Delaware;

(ii) Guarantor has the requisite corporate power and authority to enter into this Guaranty and carry out its obligations hereunder and has duly executed and delivered this Guaranty; and

(iii) this Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor’s rights generally and by general equitable principles.

3.	FURTHER ASSURANCES.

The Guarantor agrees, upon the written request of the Collateral Agent at the direction of the Administrative Agent, to execute and deliver to the Collateral Agent, from time to time, any additional instruments or documents reasonably considered necessary by the Administrative Agent to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

4.	PAYMENTS FREE AND CLEAR OF TAXES.

The Guarantor agrees that all payments made pursuant to this Guaranty shall be made in accordance with Section 2.17 of the Credit Agreement, subject to the qualifications set forth therein.

5.	OTHER TERMS.

(a) Entire Agreement. This Guaranty, together with the other Loan Documents, and, as applicable, the Secured Swap Agreements and Secured Cash Management Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents and of the financial accommodations under the Secured Swap Agreements and Secured Cash Management Agreements. This Guaranty shall constitute a Loan Document.

(b) Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

(c) Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document shall survive the execution and delivery of this Guaranty and the other Loan Documents and any increase in Commitments under the Credit Agreement.

(d) Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(e) Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be given as provided in Section 9.01 of the Credit Agreement.

(f) Successors and Assigns. Whenever in this Guaranty the Guarantor is referred to, such reference shall be deemed to include its successors and assigns; and all covenants, promises and agreements by the Guarantor that are contained in this Guaranty shall bind and inure to the benefit of its respective successors and assigns.

(g) No Waiver; Cumulative Remedies; Amendments. No failure or delay by the Collateral Agent in exercising any right, power or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent hereunder are cumulative and are not exclusive of any rights, powers or remedies that it would otherwise have. No waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by this Section 5(g), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances. Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Guarantor with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

(h) Collateral Agent’s Fees and Expenses, Indemnification. The Guarantor agrees to pay, or cause to be paid, on demand, and to save the Secured Parties harmless against liability for, any and all reasonable and documented costs and expenses incurred or expended by any Secured Party in connection with this Guaranty, all in accordance with and subject to the terms of Section 9.05 of the Credit Agreement.

(i) Termination and Release.

(1) This Guaranty shall terminate on the earlier of (i) the Termination Date, (ii) the date on which Guarantor ceases to be the 100% owner, directly or indirectly of the Equity Interests of the Initial Borrower and (iii) the date on which the Initial Borrower notifies the Collateral Agent that the guaranty by the Guarantor of the Guaranteed Obligations is not required in order to maintain a credit rating of any of the Term Loans under the Credit Agreement from Moody’s or that the Initial Borrower has elected not to obtain or maintain a credit rating of any of the Term Loans under the Credit Agreement from Moody’s.

(2) The Guarantor shall automatically be released from its obligations hereunder in accordance with Section 9.18 of the Credit Agreement.

(3) In connection with any release pursuant to this Section 5(i), the Collateral Agent shall execute and deliver to the Guarantor, at the Guarantor’s expense, all documents that the Guarantor shall reasonably request to evidence such release. Any execution and delivery of documents pursuant to this Section 5(i) shall be without recourse to or warranty by the Collateral Agent.

(j) Counterparts; Electronic Execution. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement. Delivery of an executed signature page to this Guaranty by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Guaranty. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document signed or to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the parties, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

6.	INCORPORATION BY REFERENCE

The parties hereby incorporate by reference all of the terms and conditions of 9.07 (Governing Law), 9.11 (Waiver of Jury Trial), 9.15 (Jurisdiction; Consent to Service of Process) and 9.22 (Application of Gaming Laws) of the Credit Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as of the date first above written.

CAESARS ENTERTAINMENT, INC.

By:	/s/ Bret Yunker
Name: Bret Yunker
Title: Chief Financial Officer

[Signature Page to CEI Guaranty]